[Draft--7/25/96]






                               1,284,000 Shares

                                AMERIKING, INC.

                                 Common Stock


                     INTERNATIONAL UNDERWRITING AGREEMENT
                     ------------------------------------

                                                                        , 1996


SMITH BARNEY INC.
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
EVEREN SECURITIES, INC.

     As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Ladies and Gentlemen:

                  AmeriKing, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 1,284,000 shares of its common stock, par value $0.01 per share (the "Shares"), to the several Underwriters named in Schedule I hereto (the "Managers") for whom Smith Barney Inc., PaineWebber International (U.K.) Ltd. and EVEREN Securities, Inc. are acting as representatives (the "Lead Managers"). The Company's common stock, par value $0.01 per share, including the Shares and the International Shares (as defined herein), is hereinafter referred to as the "Common Stock."

                  It is understood that the Company is concurrently entering into a U.S. Underwriting Agreement, dated the date hereof (the "U.S. Underwriting Agreement"), providing for the sale of 5,136,000 shares of the Common Stock by the Company (the "Firm U.S. Shares") (plus an option granted by the Company to purchase up to an additional 963,000 shares of Common Stock (the "Additional U.S. Shares") solely for the purpose of covering over-allotments) through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Smith Barney






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Inc., PaineWebber Incorporated and EVEREN Securities, Inc. are acting as representatives (the "Representatives"). All shares of Common Stock proposed to be offered to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, including the Firm U.S. Shares and the Additional U.S. Shares, are herein called the "U.S. Shares". The U.S. Shares and the Shares, collectively, are herein called the "Underwritten Shares."

                  The Company also understands that the Lead Managers and the Representatives have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the Managers and the U.S. Underwriters and that, pursuant thereto and subject to the conditions set forth therein, the Managers may purchase from the U.S. Underwriters a portion of the U.S. Shares or sell to the U.S. Underwriters a portion of the Shares. The Company understands that any such purchases and sales between the Managers and the U.S. Underwriters shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the U.S.
Underwriting Agreement.

                  The Company wishes to confirm as follows its respective agreements with you and the other several Managers on whose behalf you are acting, in connection with the several purchases of the Shares by the Managers.

                  1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment, and any registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Act relating to the offering covered by the initial registration statement (file number 333-04261)(the "Rule 462(b) Registration Statement"). The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in






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prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

                  It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the U.S. Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Pre-pricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.






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                  2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby
agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Manager and, upon the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions set forth herein, each Manager agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ [ ] per share (the "purchase price per share"), the number of Shares set forth opposite the name of such Manager in Schedule I hereto (or such number of Shares increased as set forth in Section 10 hereof).

                  Each Manager represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of any U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any International Prospectus to any U.S. or Canadian Person, and (iii) any offer of Shares will be made only in compliance with all relevant requirements of all applicable laws.

                  3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Managers propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the International Prospectus.

                  4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Managers of and payment for the Shares shall be made at the office of Mayer, Brown & Platt, 1675 Broadway, New York, NY 10019, on [ ], 1996 (the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement between you and the Company.

                  Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates and stockpowers evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date, against






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                                                                             5


payment of the purchase price therefor in immediately available funds.

                  5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Managers as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information;
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.






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                  (c) The Company will furnish to you, without charge, four
signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and of any Rule 462(b) Registration Statement and any amendment thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, and of any Rule 462(b) Registration Statement and any amendment thereto, as you may reasonably request.

                  (d) The Company will not (i) file any amendment to the Registration Statement, any Rule 462(b) Registration Statement or amendment thereto, or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall object in writing after being so advised or (ii) so long as, in the opinion of counsel for the Managers, an International Prospectus is required to be delivered in connection with sales by any Manager or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Lead Managers for the Managers, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the International Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the several Managers and by dealers, prior to the date of the International Prospectus, of each International Prepricing Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the Managers an International Prospectus is required by the Act to be delivered in connection with sales by any Manager or dealer, the Company will expeditiously deliver to each Manager and each dealer, without charge, as many copies of the International Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the International Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the






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                                                                             7


several Managers and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the International Prospectus is required by the Act to be delivered in connection with sales by any Manager or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the Managers is required to be set forth in the International Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the International Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the Managers and dealers a reasonable number of copies thereof. In the event that the Company and you, as Lead Managers for the several Managers, agree that the International Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Company will cooperate with you and with counsel for the Managers in connection with the registration or qualification of the Shares for offering and sale by the several Managers and by dealers under the securities laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process, other than in suits arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.







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                                                                             8


                  (i) During the period of two years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market, and (ii) from time to time such other information concerning the Company as you may request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Managers because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Lead Managers for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Managers) incurred by you in connection herewith.

                  (k) The Company will apply the net proceeds from the sale of the Underwritten Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

                  (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (m) For a period of 180 days after the date hereof (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock, except for (i) the sale of Underwritten Shares to the Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, (ii) issuances of securities pursuant to the Recapitalization (as described in the Prospectuses under the caption "Description of Capital Stock--The Recapitalization") (the "Recapitalization") , (iii) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, or (iv) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof or issuances of Common Stock pursuant to the exercise of







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                                                                             9


such options. [DISCUSS LANGUAGE FOR RESTAURANT ACQUISITION EXCEPTION]

                  (n) The Company has furnished or will furnish to you "lock-up" letters, in the form attached hereto as Annex III, signed by each of its current officers and directors and each holder of capital stock of the Company immediately prior to the offerings contemplated hereby (including holders of options and warrants exercisable into shares of Common Stock).

                  (o) Except as stated in this Agreement and in the U.S. Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Underwritten Shares.

                  (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the registration statement.

                  (q) The Company shall take or cause to be taken such actions as are necessary or required to cause the Recapitalization to occur on or prior to the closing hereunder on the Closing Date.

                  6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Manager that:

                  (a) Each preliminary prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                  (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Rule 462(b) Registration Statement or amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an






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                                                                            10


untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any Manager or U.S. Underwriter furnished to the Company in writing by a Manager through the Lead Managers or by a U.S. Underwriter through the Representatives expressly for use therein.

                  (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, other than the preemptive or similar rights held by certain holders of the capital stock of the Company pursuant to the Stockholder's Agreement, dated as of September 1, 1994 (as amended to date, the "Stockholder's Agreement") (which rights have been waived with respect to the Underwritten Shares); the Underwritten Shares to be issued and sold by the Company pursuant to this Agreement and the U.S. Underwriting Agreement have been duly authorized and, when issued and delivered to the Managers and U.S. Underwriters against payment therefor in accordance with the terms hereof and thereof, will be validly issued, fully paid and nonassessable and free of preemptive or similar rights, other than the preemptive rights held by certain holders of the capital stock of the Company pursuant to the Stockholder's Agreement (which rights have been waived with respect to the Underwritten Shares), and the capital stock of the Company after the Recapitalization will conform to the description thereof in the Registration Statement and the Prospectuses under the captions "Prospectus Summary - The Offerings", "Risk Factors - Shares Eligible for Future Sale; Registration Rights", "Description of Capital Stock" and "Shares Eligible for Future Sale".

                  (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the







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Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse
Effect").

                  (e) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or together encumbrance.

                  (f) There are no (i) legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                  (g) Neither the Company nor any of the Subsidiaries is in
(i) violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) in default in the performance of any obligation, agreement or condition contained in any bond,







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                                                                            12


debenture, note or any other evidence of indebtedness or in any material agreement (including, without limitation, any franchise agreement), indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default.

                  (h) Neither the offer, issuance, sale and delivery of the Underwritten Shares, the consummation of the Recapitalization and the Preferred Stock Merger, the execution, delivery or performance of this Agreement, the U.S. Underwriting Agreement, the Recapitalization Agreement (as hereinafter defined), the New Credit Facility (as hereinafter defined), the PMI Agreement (as hereinafter defined) and the Preferred Stock Merger Agreement (as hereinafter defined) (this Agreement and such other agreements being referred to collectively as the "Transaction Agreements") by the Company nor the consummation by the Company of the transactions contemplated by the Transaction Agreements (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act, compliance with the securities or Blue Sky laws of various jurisdictions and the filing of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in connection with the Recapitalization, all of which have been or will be effected in accordance with this Agreement), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the amended and restated certificate of incorporation or amended and restated bylaws, or other organizational documents, of the Company or any of the Subsidiaries, (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement (including, without limitation, any franchise agreement), indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, that has not been waived in writing (including in a Transaction Agreement) by the affected party thereto, except for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, (iv) violates or will violate any statute, law, regulation or filing or judgment,







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injunction, order or decree applicable to the Company or any of the
Subsidiaries or any of their respective properties, or (v) will result in the creation or imposition of any liens, charges or encumbrances upon any property or assets of the Company or any of the Subsidiaries and pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except for any liens, charges or encumbrances specifically provided for in a Transaction Agreement and except for such liens, charges, and encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (i) The accountants, Deloitte & Touche LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                  (j) (i) The Company's historical financial statements, together with related schedules and notes included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries, each on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; (ii) the Company's pro forma consolidated financial statements, together with the related notes included in the Registration Statement and Prospectuses (and any amendment or supplement thereto), present fairly the information and data set forth therein, each on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; and such pro forma consolidated financial statements and related notes have been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, are based on reasonable assumptions, and comply in all material respects with the requirements of the Act; (iii) the historical schedules of restaurant contribution for the restaurants purchased or to be purchased by the Company in the Michigan Acquisition (as defined and described in the Prospectuses), together with related notes included in the Registration Statement and the






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Prospectuses (and any amendment or supplement thereto), present fairly restaurant contribution for each Burger King restaurant acquired by the Company to date or to be acquired in the Michigan Acquisition, each on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply and such historical schedules and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; (iv) the notes setting forth the estimated general and administrative expenses on a historical basis for each Burger King restaurant acquired by the Company to date or to be acquired in the Michigan Acquisition, included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) as part of the notes to the historical schedules of restaurant contribution described in clause (iii) above, present fairly at the respective dates or for the respective periods to which they apply the Company's estimate of such expenses and such notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and (v) the other historical and pro forma, financial and statistical information and data set forth in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the books and records of the Company and its subsidiaries.

                  (k) The execution and delivery of, and the performance by the Company of its obligations under, each of the Transaction Agreements have been duly and validly authorized by the Company, and each of the Transaction Agreements has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Transaction Agreements may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), and (iii) securities laws prohibitions and public policy considerations which, among other things, limit or restrict any agreement relating to indemnification, contribution or exculpation of costs, expenses or liabilities incurred by you in connection with the transactions contemplated by this Agreement and the U.S. Underwriting Agreement.

                  (l) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development having or which may reasonably be expected to have, a Material Adverse Effect.

                  (m) Each of the Company and the Subsidiaries has good title to all real property and material personal property described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement or such as would not materially adversely affect the continued use of the property in the conduct of the business as currently conducted and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except in such instances which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

                  (o) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, except in such instances which, individually or in the aggregate, would not have a Material Adverse Effect, and subject to such qualifications as may be set forth in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (q) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

                  (r) The Company and each of the Subsidiaries have filed all material tax returns required to be filed, which returns are true, complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such taxes which the Company and/or one of the Subsidiaries disputes in good faith.

                  (s) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or the U.S. Underwriting Agreement, or otherwise. No such rights were exercised nor, after the execution of the lock-up letters described in Section 5(n) hereof, will be exercised in connection with the sale of the Shares and for a period of 180 days after the date hereof. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, agreements, understandings or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

                  (t) (i) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; (ii) all policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such instances which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (u) The Company is not now and, upon sale of the Underwritten Shares to be issued and sold in accordance herewith and with the U.S. Underwriting Agreement and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Except as described in the Prospectuses, the Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, rules, ordinances, judgments or decrees (including those of common law) relating to the protection of human health and safety, the workplace, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have not received any written notice of a claim or violation pursuant to any

Environmental Law except for such noncompliance, failure to receive required permits, licenses or other approvals, noncompliance with the terms and conditions of such permits, claims or actions that would not, individually or in the aggregate, have a Material Adverse Effect. There are no past or present actions, omissions or conditions regarding the Company, the Subsidiaries or any real property upon which any of them conduct their respective business operations that are reasonably likely to form the basis of any claim or violation against the Company of any of the Subsidiaries (including releases or discharges of hazardous or toxic substances or wastes) under Environmental Laws except for such actions, omissions or conditions that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (w) The Company has complied with all provisions of Florida Statutes, [section]517.075, relating to issuers doing business with Cuba.

                  (x) The Company has entered into the Recapitalization Agreement (described in the Prospectuses under the caption "Description of Capital Stock--The Recapitalization") (the "Recapitalization Agreement") and has taken all actions as are necessary and appropriate to cause the Recapitalization to occur and all conditions precedent to the consummation of the Recapitalization, other than (i) the closing of the offerings contemplated by this Agreement and the U.S. Underwriting Agreement and (ii) any filings with appropriate governmental entities required to be made to effect the Recapitalization, have been satisfied.

                  (y) The Company has an authorized, issued and outstanding capitalization as set forth in Annex IV and the holders of all capital stock of the Company, including holders of options, warrants or other rights to purchase such capital stock is as set forth in Annex IV. [Annex to be provided by MBP]

                  (z) The Company has entered into the New Credit Facility (as defined and described in the Prospectuses) in an aggregate principal amount of $150,000,000, of which (i) at least $82,608,000 will be available on the Closing Date to repay borrowings under the Credit Agreement and interest accrued thereunder and to repay all Subordinated Debt (as defined and described in the Prospectuses under the caption "Use of Proceeds") (to the extent not covered by the proceeds from the sale of the Underwritten Shares) and (ii) at least $[ ] will be available on the Closing Date and thereafter for general corporate purposes, including the funding of restaurant acquisitions (including the Michigan Acquisition). All conditions to the borrowings to be made on the Closing Date (other than the closing of the offerings contemplated by this Agreement and the U.S. Underwriting Agreement and the delivery by the Company of a borrowing certificate in accordance with the terms of the New Credit Facility [and the delivery of standard closing documentation by the Company]) have been satisfied.

                  (aa) The Company has received from Burger King Corporation ("BKC") a Consent and Agreement Letter (the "BKC Consent Letter") substantially in the form attached hereto as Annex V [ANNEX TO BE PROVIDED BY MPB--AT A MINIMUM, THE BKC CONSENT LETTER NEEDS TO DEMONSTRATE THAT BKC HAS GIVEN ALL CONSENTS REQUIRED BY IT TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE U.S. UNDERWRITING AGREEMENT, INCLUDING WITHOUT LIMITATION, ITS CONSENT TO THE ISSUANCE AND SALE BY THE COMPANY OF THE UNDERWRITTEN SHARES AND THE AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS RELATING THE RECAPITALIZATION].

                  (bb) The Company has entered into an agreement (the "PMI Agreement") with PMI Mezzanine Fund, L.P. ("PMI") pursuant to which it has agreed to cancel or repurchase warrants covering 71.72 shares of Class C Common Stock of the Company held by PMI on or prior to the Closing Date and all conditions precedent to the consummation of such cancellation or repurchase have been satisfied, other than the closing of the offerings contemplated by this Agreement and the U.S. Underwriting Agreement.

                  (cc) The Company has entered into definitive purchase documentation in connection with the Michigan Acquisition and BKC has (i) consented in writing to the Michigan Acquisition and (ii) indicated in writing to the Company that it will not exercise its right of first refusal to purchase the restaurants subject to the Michigan Acquisition. The Company has no reason to believe that the Michigan Acquisition will not be consummated or, if consummated, will be consummated on terms different than those set forth in the Registration Statement and Prospectuses.

                  (dd) The Company has entered into a merger agreement (the "Preferred Stock Merger Agreement") with respect to and has taken all actions as are necessary and appropriate to cause the Preferred Stock Merger (as described in the Prospectuses under the caption "Certain Transactions") to occur and all conditions precedent to the consummation of the Preferred Stock Merger, other than (i) the closing of the offerings contemplated by this Agreement and the U.S. Underwriting Agreement and (ii) any filings with appropriate governmental entities required to effect the Preferred Stock Merger, have been satisfied.

                  7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any International Prepricing Prospectus or in the Registration Statement or the International Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Manager or U.S. Underwriter furnished in writing to the Company by or on behalf of any Manager through you or by or on behalf of any U.S. Underwriter through a Representative expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any International Prepricing Prospectus shall not inure to the benefit of any Manager (or to the benefit of any person controlling such Manager) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Manager to any person if a copy of the International Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such International Prepricing Prospectus was corrected in the International Prospectus, provided that the Company has delivered the International Prospectus to the several Managers in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any Manager or any person controlling any Manager in respect of which indemnity may be sought against the Company, such Manager or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Manager or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Manager or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Manager or such controlling person and the indemnifying parties and such Manager or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Manager or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Managers and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Manager, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager, but only with respect to information relating to such Manager furnished in writing by or on behalf of such Manager through you expressly for use in the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Manager pursuant to this paragraph (c), such Manager shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof, such Manager shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Manager's expense), and the Company, its directors, any such officer and any such controlling person shall have the rights and duties given to the Managers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Manager may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Managers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Managers, in each case as set forth in the table on the cover page of the International Prospectus. The relative fault of the Company on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Managers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule I hereto (or such numbers of Shares increased as set forth in Section 10 hereof) and not joint.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of any Manager or any person controlling any Manager, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Manager or any person controlling any Manager, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

                  8. Conditions of Managers' Obligations. The several obligations of the Managers to purchase the Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the

Prospectuses or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectuses, which in your opinion, as Lead Managers for the several Managers, would materially and adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the Managers and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Lead Managers for the several Managers, materially and adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date, an opinion of Mayer, Brown & Platt, counsel for the Company and certain Subsidiaries, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, in substantially the form attached hereto as Annex I.

                  (d) You shall have received on the Closing Date, an opinion of Freeborn & Peters, counsel for certain Subsidiaries, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, in substantially the form attached hereto as Annex II.

                  (e) You shall have received on the Closing Date, an opinion and a Rule 10b-5 statement of Cravath, Swaine & Moore, counsel for the Managers, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, with respect to matters agreed to by you.

                  (f) You shall have received letters addressed to you, as Lead Managers for the several Managers, and dated the date hereof and the Closing Date from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not incurred in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in or contemplated by the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

                  (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  (j) The Common Stock shall have been listed or approved for listing subject to notice of issuance, on the Nasdaq National Market.

                  (k) The closing under the U.S. Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

                  (l) The Company shall have furnished or caused to be furnished to you an executed Recapitalization Agreement and the consummation of the Recapitalization shall have occurred concurrently with the closing hereunder on the Closing Date.

                  (m) The Company shall have furnished or caused to be furnished to you the lock-up letters from all officers, directors and current stockholders of the Company pursuant to Section 5(n) hereto on or prior to the Closing Date.

                  (n) The Company shall have furnished or caused to be furnished to you an executed copy of the BKC Consent Letter on or prior to the Closing Date.

                  (o) Concurrent with the Closing hereunder on the Closing Date, the Company shall have borrowed funds under the New Credit Facility that, together with the proceeds from the offerings contemplated by this Agreement and the U.S. Underwriting Agreement, will be sufficient to consummate the transactions described under the caption "Use of Proceeds" in the Prospectuses.

                  (p) The Company shall have furnished or caused to be furnished to you an executed PMI Agreement and the consummation of the PMI Claw-back shall have occurred concurrently with the closing hereunder on the Closing Date.

                  (q) The Company shall have furnished or caused to be furnished to you an executed Preferred Stock Merger Agreement and the consummation of the Preferred Stock Merger shall have occurred concurrently with the closing hereunder on the Closing Date.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

                  Any certificate or document signed by any officer of the Company and delivered to you, as Lead Managers for the Managers, or to counsel for the Managers, shall be deemed a representation and warranty by the Company to each Manager as to the statements made therein.

                9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes, if applicable, in connection with the original issuance and sale of the Shares; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities laws of the several jurisdictions as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Managers and U.S. Underwriters relating thereto); (vii) the filing fees and the fees and expenses of counsel for the Managers and U.S. Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company (which in no event will include the Managers or the U.S. Underwriters) in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

                10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this

Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Lead Managers for the several Managers, by notifying the Company.

                  If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Manager or Managers are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Managers are obligated to purchase on the Closing Date, each non-defaulting Manager shall be obligated, severally, in the proportion which the number of Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Managers or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Manager or Managers are obligated, but fail or refuse, to purchase. If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Managers are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Managers or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Manager from liability in respect of any such default of any such Manager under this Agreement. The term "Manager" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Manager is obligated, but fails or refuses, to purchase.

                  Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Manager to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Illinois shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the International Prospectus or to enforce contracts for the resale of the Shares by the Managers.

                  Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                12. INFORMATION FURNISHED BY THE MANAGERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the first, second, fourth, fifth, tenth, eleventh, twelfth, thirteenth, fourteenth (except to the extent that such paragraph relates to actions taken, or to be taken, by the Company) and sixteenth paragraphs under the caption "Underwriting" in any International Prepricing Prospectus and in the International Prospectus constitute the only information furnished by or on behalf of the Managers through you as such information is referred to in Sections 6(b) and 7 hereof.

                13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at, AmeriKing, Inc., 2215 Enterprise Drive, Suite 1502, Westchester, IL 60154, Attention: Lawrence E. Jaro, Chairman, with a copy to James B. Carlson, Mayer, Brown & Platt, 1675 Broadway, Suite 1900, New York, NY 10019; or (ii) if to you, as Lead Managers for the several Managers, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: Manager, Investment Banking Division.

                  This Agreement has been and is made solely for the benefit of the several Managers, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Manager of any of the Shares in his status as such purchaser.

                  14. APPLICABLE LAW; COUNTERPARTS. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Managers.


                                       Very truly yours,

                                       AMERIKING, INC.


                                       By
                                          -----------------------------------
                                          Name:
                                          Title:



Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Managers named in Schedule I hereto.

SMITH BARNEY INC.
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
EVEREN SECURITIES, INC.

   As Lead Managers for the Several Managers

By SMITH BARNEY INC.


By
   -------------------------------
   Name:
   Title:

                                                                    SCHEDULE I


                                AMERIKING, INC.



                                                                 Number of
Manager                                                           Shares
- -------                                                           ------

Smith Barney Inc.

PaineWebber International (U.K.) Ltd.

EVEREN Securities, Inc.

[                     ]

[                     ]

[                     ]
                                                               -------------
    Total ...........
                                                               =============

                                                                       ANNEX I


                     Form of Mayer, Brown & Platt Opinion
                           Pursuant to Section 8(c)
                  of the International Underwriting Agreement


                  Capitalized terms used in this opinion, but not otherwise defined herein, shall have the meanings set forth in the International Underwriting Agreement.

                  (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not or would not reasonably be expected to have a Material Adverse Effect;

                 (ii) Each of National Restaurant Enterprises, Inc., AmeriKing Virginia Corporation I and AmeriKing Tennessee Corporation I (collectively, the "Relevant Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Relevant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and, are owned by the Company directly, or indirectly through one of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance;

                (iii) After the consummation of the Recapitalization and the Preferred Stock Merger, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectuses under the captions "Prospectus Summary - The Offerings", "Risk Factors - Shares Eligible for Future Sale; Registration Rights", "Description of Capital Stock" and "Shares Eligible for Future Sale"; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the captions "Prospectus Summary - The Offerings", "Risk Factors - Shares Eligible for Future Sale; Registration Rights", "Description of Capital Stock" and "Shares Eligible for Future Sale";

                 (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Underwritten Shares to be issued and sold by the Company pursuant to the International Underwriting Agreement and the U.S. Underwriting Agreement, have been duly authorized and validly issued, and are fully paid and nonassessable;

                  (v) The Underwritten Shares to be issued and sold to the Managers and U.S. Underwriters by the Company pursuant to the International Underwriting Agreement and the U.S. Underwriting Agreement have been duly authorized and, when issued and delivered to the Managers and the U.S. Underwriters against payment therefor in accordance with the terms of the International Underwriting Agreement and the U.S. Underwriting Agreement, will be validly issued, fully paid and nonassessable and, other than the preemptive or similar rights held by certain holders of the capital stock of the Company pursuant to the Stockholder's Agreement (which rights have been waived with respect to the Shares), free of any preemptive or similar rights;

                 (vi) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

                (vii) Based upon telephonic confirmation from the Commission
(a) the Registration Statement and all post-effective amendments, if any, have become effective under the Act and (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

               (viii) The Company has the corporate power and authority to enter into each of the Transaction

Agreements 1/ and to issue, sell and deliver the Underwritten Shares to be sold by it to the Managers and the U.S. Underwriters as provided in the International Underwriting Agreement and the U.S. Underwriting Agreement and to consummate the Recapitalization and the Preferred Stock Merger and the other transactions as provided in the Transaction Agreements, and each of the Transaction Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforceability of the Transaction Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (C) rights to indemnity and contribution under the International Underwriting Agreement and under the U.S. Underwriting Agreement may be limited by federal or state securities laws or the public policy underlying such laws;

                 (ix) Neither the Company nor any of the Relevant Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws or other organizational documents, or (B) to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectuses or which, in the case of clause B, individually or in the aggregate, would not otherwise have a Material Adverse Effect;

                  (x) Neither the offer, issuance, sale or delivery of the Underwritten Shares, the consummation of the Recapitalization and the Preferred Stock Merger, the execution, delivery or performance of the Transaction Agreements, compliance by the Company with all provisions of the Transaction Agreements nor consummation by the Company of

- ----------------

    1/ Transaction Agreements includes the U.S. Underwriting Agreement, the International Underwriting Agreement, the Recapitalization Agreement, the New Credit Facility, the PMI Agreement and the Preferred Stock Merger Agreement.

the transactions contemplated by the Transaction Agreements (i) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, (x) the amended and restated certificate of incorporation or the amended and restated bylaws or other organizational documents of the Company or any of the Relevant Subsidiaries or (y) any agreement (including, without limitation, any franchise agreement), indenture, lease or other instrument to which the Company or any of the Relevant Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement, or is known to such counsel after reasonable inquiry, that has not been waived in writing (including in a Transaction Agreement) by the affected party thereto, except for such conflicts, breaches or defaults covered by this subsection (y) that would not, individually or in the aggregate, have a Material Adverse Effect or (ii) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Relevant Subsidiaries, except any lien, charge or encumbrance specifically provided for in a Transaction Agreement and except for any such lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) will result in any violation of any existing rule, law, regulation, ruling (assuming compliance with all applicable securities and laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, and applicable to the Company, the Relevant Subsidiaries, or any of their respective properties, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect;

                 (xi) No consent, approval, authorization or other order, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under securities or Blue Sky laws governing the purchase and distribution of the Underwritten Shares and the filing of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in connection with the Recapitalization) for the valid issuance and sale of the Underwritten Shares to the Managers and the U.S. Underwriters as contemplated by the International Underwriting Agreement and the U.S. Underwriting Agreement or the consummation of the Recapitalization and the

Preferred Stock Merger as contemplated by the Recapitalization Agreement and the Preferred Stock Merger Agreement, respectively;

                (xii) To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Relevant Subsidiaries, or to which the Company or any of the Relevant Subsidiaries, or any of their respective property, is subject, that are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) and (B) there are no agreements (including, without limitation, any franchise agreements), contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

               (xiii) To the best knowledge of such counsel after reasonably inquiry, neither the Company nor any of the Relevant Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Relevant Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Relevant Subsidiaries that would be required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto);

                (xiv) The statements in the Registration Statement and Prospectuses under the captions "Risk Factors-BKC Franchise Agreement Restrictions", "Risk Factors-Leverage and Related Financial and Operating Restrictions", "Risk Factors-Dependence Upon Senior Management", "Risk Factors- Anti-Takeover Provisions", Risk Factors-Shares Eligible for Future Sale; Registration Rights", "Use of Proceeds", "Business-Franchise Agreements", "Business-Government Regulation", "Management-Directors and Executive Officers", "Management-Board of Directors", "Management-Employment Agreements", "Management-Employee Benefit Plans","Description of Capital Stock", "Description of Certain Indebtedness", "Certain Transactions", "Shares Eligible for Future Sale" and "Certain U.S. Tax Consequences to Non-U.S. Stockholders", insofar as they are descriptions of contracts, agreements (including, without limitation, franchise agreements) or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

                 (xv) Upon delivery of the Underwritten Shares pursuant to the International Underwriting Agreement and the U.S. Underwriting Agreement and payment therefor as contemplated therein, the Managers and the U.S. Underwriters will acquire good title to the Underwritten Shares free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title; and

                (xvi) To the best knowledge of such counsel after reasonable inquiry, except as described in the Prospectuses, (A) there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, agreement, understanding or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company and (B) there is no holder of any security of the Company or any other person who has the right (or if such holder or other person has the right, such holder or other person has waived such right), contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Underwritten Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right (or if such holder or other person has the right, such holder or other person has waived such right), as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  In addition, such counsel shall state that although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, except insofar as such statements relate to such counsel and except to the extent set forth in the opinion in paragraph (xiv) above, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements, schedules, and notes thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion) were not appropriately responsive in all material respects to the requirements of the Act and (ii) the Registration Statement at the time the Registration Statement became effective, or the Prospectuses, as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, and the notes thereto and other financial and statistical data included in the Registration Statement or the Prospectuses) or that the Prospectus or any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, and the notes thereto and other financial and statistical data included in the Registration Statement or the Prospectuses).

                  In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York or the corporation law of the State of Delaware, provided that (1) each such local counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Lead Managers and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Managers are justified in relying thereon.

                                                                      ANNEX II



                       Form of Freeborn & Peters Opinion
                           Pursuant to Section 8(d)
                  of the International Underwriting Agreement


                  Capitalized terms used in this opinion, but not otherwise defined herein, shall have the meanings set forth in the International Underwriting Agreement.

                  (i) Each of AmeriKing Colorado Corporation I, AmeriKing Cincinnati Corporation I and AmeriKing Illinois Corporation I (collectively, the "Relevant Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Relevant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, are owned by the Company directly, or indirectly through one of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance;

                 (ii) Each of the Relevant Subsidiaries is not (A) in violation of its respective certificate of incorporation or bylaws or other organizational documents, or (B) to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectuses or which, in the case of clause B, individually or in the aggregate, could not otherwise reasonably be expected to have a Material Adverse Affect;

                (iii) Neither the offer, issuance, sale or delivery of the Shares, the consummation of the Recapitalization, the execution, delivery or performance of the Transaction Agreements,1/ compliance by the Company with all provisions of the Transaction Agreements nor consummation by the

- --------

    1/ Transaction Agreements includes the International Underwriting Agreement, the U.S. Underwriting Agreement, the Recapitalization Agreement, the New Credit Facility and the PMI Agreement.

Company of the transactions contemplated by the Transaction Agreements conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws or other organizational documents of any of the Relevant Subsidiaries or any agreement (including, without limitation, any franchise agreement), indenture, lease or other instrument to which any of the Relevant Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Relevant Subsidiaries, nor will any such action result in any violation of any existing rule, law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, and applicable to the Relevant Subsidiaries, or any of their respective properties;

                 (iv) To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against any of the Relevant Subsidiaries, or to which any of the Relevant Subsidiaries, or any of their respective property, is subject, that are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) and (B) there are no agreements (including, without limitation, any franchise agreements), contracts, indentures, leases or other instruments to which a Relevant Subsidiary is party that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be; and

                  (v) To the best knowledge of such counsel after reasonably inquiry, each of the Relevant Subsidiaries is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it.

                                                                     ANNEX III



                                AMERIKING, INC.

                                LOCK-UP LETTER



                                                                        , 1996


SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
EVEREN SECURITIES, INC.

      As Representatives of the
      Several U.S. Underwriters

c/o   SMITH BARNEY INC.
      388 Greenwich Street
      New York, NY 10013

SMITH BARNEY INC.
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
EVEREN SECURITIES, INC.

      As Lead Managers of the Several Managers

c/o   SMITH BARNEY INC.
      388 Greenwich Street
      New York, NY 10013

Dear Sirs:

          The undersigned understands that (a) the Representatives of the U.S. Underwriters and the U.S. Underwriters propose to enter into an underwriting agreement (the "U.S. Underwriting Agreement") and (b) the Lead Managers of the Managers and the Managers propose to enter into an underwriting agreement (the "International Underwriting Agreement"), each providing for the purchase by you and the U.S. Underwriters and Managers (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common stock"), of AmeriKing, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public.

          In consideration of the execution of the U.S. Underwriting Agreement by the U.S. Underwriters and the International Underwriting Agreement by the Managers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc. the undersigned will not (and, except as may be disclosed in the Prospectuses, will not announce or disclose any intention to) sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days (the "Lock-up Period") after the date of the final Prospectuses relating to the offering of the Shares to the public by the Underwriters, except for (i) transfers of securities pursuant to the Recapitalization, (ii) transfers of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (iii) transfers of shares of Common Stock to charitable organizations or trusts; provided that any such charitable organization or trust shall have executed and provided to Smith Barney Inc. a Lock-up Letter substantially in the form of this letter prior to such transfer and (iv) transfers to affiliates of the undersigned; provided that such affiliates shall have executed and provided to Smith Barney Inc. a Lock-up Letter substantially in the form of this letter prior to such transfer. In addition, shares of Common Stock purchased by members of the undersigned's "immediate family" (as such term is defined by Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended) from the Underwriters in connection with the public offering will not be attributed to the undersigned for purposes of this Lock-up Letter. Prior to the expiration of the Lock-up Period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such Lock-up Period. In addition, for the benefit of the Company and the Underwriters, the undersigned hereby (i) waives any rights the undersigned may have to cause the Company to register pursuant to the Securities Act of 1933, as amended, shares of Common Stock owned by the undersigned in connection with the offerings contemplated in the U.S. Underwriting Agreement and the International Underwriting Agreement and (ii) during the Lock-up Period, agrees not to exercise any such registration rights and further agrees that the Company shall not be obligated to register any shares in violation of the U.S. Underwriting Agreement or the International Underwriting Agreement.






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                                                                             3


              The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

              In furtherance of the foregoing, the company and Harris Trust Company of New York, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

              It is understood that, if either the U.S. Underwriting Agreement or the International Underwriting Agreement does not become effective, or if either the U.S. Underwriting Agreement or the International Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release us from our obligations under this letter agreement.


                                                 Very truly yours,



                                                 --------------------------
                                                   [Name of Signatory]